UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2011

Adino Energy Corporation
(Exact Name of Registrant as Specified in Charter)

Montana	333-74638	82-0369233
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2500 City West Boulevard, Suite 300 Houston, Texas 77042
(Address of principal executive offices)

(281) 209 – 9800
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 14, 2011, Adino Energy Corporation (“Adino” or the “Company”) entered into a production agreement with BlueRock Energy Capital II, LLC (“BlueRock”). Under the production agreement, BlueRock has agreed to fund Adino with $410,000 for the drilling of five oil wells on the Company’s Leonard lease in Coleman County, Texas and for working capital.

Under the terms of the production agreement, BlueRock will be entitled to 65% of the net revenue interest of the wells until BlueRock receives $410,000 plus an 18% return on investment. These monies are to be paid as the Company receives production payments on the new wells. After payment of this amount, BlueRock will receive a 3% overriding royalty interest on the wells.

The production agreement requires Adino to use the funds as specified above (unless waived by BlueRock) and to operate the Leonard lease as a reasonably prudent operator. The failure to do so will be considered an event of default under the agreement. In addition, if a change of control occurs at Adino, such change of control can also be deemed an event of default.

The financing provided under the BlueRock agreement is non-recourse, meaning that Adino is not liable to BlueRock if the wells do not produce sufficiently, unless there is otherwise a breach of the agreement.

The production agreement also contains other undertakings customary in such financing facilities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Adino Energy Corporation
(Registrant)

By:	/s/ Timothy G. Byrd, Sr.
Timothy G. Byrd, Sr.
Chief Executive Officer

Date: October 20, 2011